Exhibit 10.2

LENOX GROUP INC. STOCK OPTION AGREEMENT (Director Option)

Optionee:	Date:

Number of Shares subject to the Option:	Exercise Price per Share:

1.                                       General.

1.1                                 The Company hereby grants to the Optionee, subject to the terms of this Agreement and the Company’s 2004 Stock Incentive Plan (the “Plan”), the right and option (the “Option”) to purchase, at the Exercise Price, the number of Shares set forth above.  The number of Shares and the Exercise Price are subject to adjustment as provided in Section 10 of the Plan, which is made a part hereof as if fully set forth herein.  Except as otherwise defined herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

1.2                                 This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

1.3                             The Option shall be exercisable to the extent and in the manner provided herein for a period of 10 years from the date hereof (the “Exercise Term”); provided, however, that the Option may be earlier terminated as provided in Section 4 hereof.

2.                                       Vesting and Exercisability of Options.

2.1                                 Vesting.  Subject to the provisions of this Agreement and the Plan, the Option shall be fully vested on and as of the Grant Date.  Notwithstanding the foregoing and subject to the provisions of this Agreement and the Plan, the Option shall become exercisable with respect to the total number of shares which may be purchased pursuant to the Option on the first anniversary of the Grant Date.

2.2                                 Timing of Exercise.  The Optionee or the guardian, executor, administrator or other legal representative (each a “Legal Representative”) of the Optionee (all references herein to “Optionee” being deemed to include the Optionee’s Legal Representative, if any, unless the context otherwise requires) may exercise the Option, in whole or in part, at any time or from time to time.

2.3                                 Effect of Change in Control.  Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, the Option shall become immediately and fully exercisable.

3.                                       Manner of Exercise and Payment.

3.1                                 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice, in person or by mail, to the Secretary of the Company, at the Company’s principal executive office (or such other address as the Company may from time to time notify the Optionee of in writing). Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the Optionee or, where applicable, by his Legal Representative.  The Company may require proof satisfactory to it as to the right of the Legal Representative to exercise the Option.

3.2                                 The notice of exercise described in Section 3.1 hereof shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, such purchase price to be paid by check and/or the transfer of Shares to the Company upon such terms and conditions as determined by the Committee.  No fewer than 10 Shares may be purchased at any one time upon an exercise of the Option, unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

3.3                                 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option until the conditions in Section 11 of the Plan have been satisfied.

4.                                       Certain Restrictions.

4.1                                 Transferability.  The Option shall not be transferable by the Optionee otherwise than (x) by will or the laws of descent and distribution or (y) subject to such terms, conditions and undertakings as the Company may require from time to time. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs, successors and permitted transferees of the Optionee.

4.2                                 Termination.  (a)  If the Optionee’s service as a Director terminates for any reason other than Cause, the Optionee may for a period of one (1) year after such termination exercise the Option to the extent, and only to the extent, that the Option or portion thereof is vested and exercisable as of the date the Optionee’s service as a Director is terminated, after which time the Option shall automatically terminate in full.

(b)                                 If the Optionee’s service as a Director terminates for Cause, the Option shall immediately terminate in full and no rights hereunder may be exercised.

(c)                                  If the Optionee dies while a Director or within the one (1) year period after termination of his service as a Director as described in clause (a) of this Section 4.2, the Option may be exercised at any time within twelve (12) months after the Optionee’s death by his Legal Representative, after which time the Option shall terminate in full; provided, however, that the Option may be exercised to the extent, and only to the extent, that the Option or portion thereof is exercisable on the date of death or earlier termination of the Optionee’s services as a Director.

5.                                       Entire Agreement.  This Agreement and the Plan constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

6.                                       Specific Performance.  The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies which may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

7.                                       Acknowledgment.  The Optionee hereby acknowledges prior receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as the same may be amended from time to time.  The Optionee hereby acknowledges that he has reviewed the Plan and this Agreement and understands his rights and obligations thereunder and hereunder.  The Optionee also acknowledges that he has been provided with such information concerning the Company, the Plan and this Agreement as he and his advisors have requested.

LENOX GROUP INC.

By:		Date:
[Name, Title]

By:		Date:
[Name of Optionee]